UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017 (February 27, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2017, AAC Holdings, Inc., a Nevada corporation (the “Company”), entered into that certain Fourth Amendment to Credit Agreement (the “Fourth Amendment”), amending the Credit Agreement dated as of March 9, 2015, by and among the Company, certain subsidiaries of the Company, as Guarantors, the Lenders party thereto and Bank of America, N.A., in its capacities as Administrative Agent, Swingline Lender and L/C Issuer (each as defined in the Credit Agreement), as amended by that certain First Amendment to the Credit Agreement, dated as of June 16, 2015, that certain Second Amendment to the Credit Agreement and Waiver, dated as of October 2, 2015, and that certain Third Amendment to the Credit Agreement and Lender Joinder Agreement, dated as of July 13, 2016 (collectively, the “Credit Agreement”).

The Fourth Amendment modifies the Credit Agreement to, among other things, provide for certain modifications to the terms of the Credit Agreement, including the following: (i) extend the maximum Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of 4:25:1.00 through the measurement period ending September 30, 2017; and (ii) amend the definition of Applicable Margin (as defined in the Credit Agreement) to add an additional pricing level of 3.75% for Eurodollar Rate Loans and Letter of Credit Fee, 2.75% for Base Rate Loans and 0.60% for Commitment Fee (as all such terms are defined in the Credit Agreement), which will be applicable when the Consolidated Total Leverage Ratio is equal to or exceeds 4.00:1.00 at the end of the applicable measuring period (the “New Pricing Level”) and to provide that the Applicable Rate (as defined in the Credit Agreement) would be set at the New Pricing Level from the date of the Amendment until the first business day following the date the Company delivers it next Compliance Certificate (as defined in the Credit Agreement).

The foregoing description of the Fourth Amendment does not purport to be a complete description of the parties’ rights and obligations under the Fourth Amendment. The above description is qualified in its entirety by reference to the complete Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated as of February 27, 2017, by and among AAC Holdings, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Kirk R. Manz
Kirk R. Manz
Chief Financial Officer

Date: February 27, 2017

EXHIBIT INDEX

No.	Exhibit

10.1	Fourth Amendment to Credit Agreement, dated as of February 27, 2017, by and among AAC Holdings, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.